Exhibit 99.1

March 18, 2024

SmartStop Self Storage REIT, Inc. Reports Fourth Quarter 2023 Results

LADERA RANCH, CA – March 18, 2024 – SmartStop Self Storage REIT, Inc. (“SmartStop” or “the Company”), a self-managed and fully-integrated self storage company, announced its overall results for the three months and 12 months ended December 31, 2023.

“Coming off of the strongest period in the history of the self storage industry in 2021 and 2022, SmartStop posted a solid year in 2023,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “Operationally, we posted same-store revenue growth above the long-term average, while leasing up the majority of our non-stabilized properties, ending the year at 91.6% occupancy for our entire wholly-owned portfolio. We were very disciplined with our capital on the acquisition front, acquiring only one property on-balance sheet during the year. However, our Managed REIT Platform continues to provide us with attractive returns, as assets under management for our two Managed REITs increased by approximately $350 million over the course of 2023. We were also very proactive in positioning our debt stack for optimal growth, while protecting against interest rate and foreign exchange risks. Most notably, we recast our multi-currency credit facility post quarter-end, a transaction that was 1.5x over-subscribed. We also took advantage of less volatile and less expensive Canadian debt markets, recently executing three fixed-rate, CAD denominated term loans, providing both a natural foreign currency hedge and interest rate protection. These transactions along with our solid year of results in 2023 are a testament to SmartStop as a company and our tremendous team, as well as the strength and value of our best-in-class North American self storage portfolio.”

Three Months Ended December 31, 2023 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $1.1 million. This represents an increase in the Company’s earnings of approximately $0.2 million when compared to the same period in 2022. Net loss per Class A and Class T shares (diluted) was $0.01, which was unchanged when compared to the same period in 2022.
•
Total self storage-related revenues were approximately $53.2 million, a decrease of approximately $0.1 million when compared to the same period in 2022.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $13.3 million, a decrease of approximately $2.5 million when compared to the same period in 2022.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.12, a decrease of $0.02 when compared to the same period in 2022.
•
Same-store revenues, expenses and net operating income (“NOI”) decreased by 0.3%, 0.7% and 0.1%, respectively, compared to the same period in 2022.
•
Same-store average physical occupancy decreased by 0.9% to 92.4% compared to the same period in 2022.
•
Same-store annualized rent per occupied square foot was approximately $19.94, an increase of approximately $0.08 when compared to the same period in 2022.

12 Months Ended December 31, 2023 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $2.7 million. This represents a decrease in the Company’s earnings of approximately $9.1 million when compared to the same period in 2022. Net loss per Class A and Class T shares (diluted) was $0.03, a decrease in per share earnings of $0.10 when compared to the same period in 2022.
•
Total self storage-related revenues were approximately $215.3 million, an increase of approximately $15.1 million when compared to the same period in 2022.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $57.8 million, a decrease of approximately $8.5 million when compared to the same period in 2022.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.52, a decrease of $0.12 when compared to the same period in 2022.
•
Same-store revenues, expenses and net operating income (“NOI”) increased by 4.1%, 6.6% and 3.1%, respectively, compared to the same period in 2022.
•
Same-store average physical occupancy decreased by 1.7% to 92.9% compared to the same period in 2022.
•
Same-store annualized rent per occupied square foot was approximately $20.04, an increase of approximately $1.17 when compared to the same period in 2022.

Facility Openings

During the quarter, the Company opened a 78,000 square foot storage facility in San Gabriel, California. The newly converted industrial property is a three-story building with approximately 790 units, drive-up access, climate control, and video surveillance.

Subsequent to quarter end, the Company opened an 87,700 square foot, 900 unit storage facility in the Town of Whitby in the Greater Toronto Area of Ontario. The facility was developed in partnership with SmartCentres (TSX: SRU.UN). This is SmartStop’s 32nd owned or managed operating location in the Greater Toronto Area and 34th in Canada.

Capital Market Activities

In November, the Company entered into a term loan (the "2028 Canadian Term Loan") with affiliates of QuadReal Finance LP (“QuadReal”). The 2028 Canadian Term Loan has aggregate borrowings of $110 million CAD and is secured by eight properties that were previously included in the borrowing base of the Credit Facility. The net proceeds of approximately $110 million CAD from the 2028 Canadian Term Loan were used to pay down the revolving portion of our credit facility. The 2028 Canadian Term Loan has a maturity date of December 1, 2028, and carries a fixed interest rate for the term of the loan of 6.41%.

In November, the Company closed on a $70 million CAD term loan (the “RBC JV Term Loan”) with Royal Bank of

Canada pursuant to which five of the Company’s joint venture subsidiaries that each own 50% of a Joint Venture property are borrowers. The RBC JV Term Loan is secured by first mortgages on five of the JV Properties which were previously encumbered by other debt. The maturity date of the RBC JV Term Loan is November 2, 2025, which may be extended by one additional year at the discretion of the lender. Interest is a fixed annual rate of 6.21%.

Subsequent to quarter end, the Company entered into an amended and restated multi-currency revolving credit facility (the “2024 Credit Facility”) of up to $650 million with a syndicate of banks led by KeyBank National Association, Bank of Montreal, JPMorgan Chase Bank, N.A., M&T Bank, Truist Bank and Wells Fargo Bank, N.A. The 2024 Credit Facility replaced the Company’s Credit Facility that it entered into in March of 2021, and the Company immediately drew down an aggregate amount of $576 million, which was used primarily to pay off the amounts outstanding under the Credit Facility. The 2024 Credit Facility has an accordion feature permitting expansion of the 2024 Credit Facility up to $1.5 billion, subject to certain conditions. The 2024 Credit Facility has a three-year term with a maturity date of February 22, 2027 and a one-year extension option. Borrowings under the 2024 Credit Facility may be in either U.S. dollars or Canadian dollars at SmartStop’s election. Initial advances under the 2024 Credit Facility bear interest at a consistent pricing grid as the previous revolving credit facility. The 2024 Credit Facility is secured by a pledge of equity interests in certain of SmartStop’s property owning subsidiaries. SmartStop can elect to release the pledges upon the achievement of certain financial conditions, making the 2024 Credit Facility fully unsecured and resulting in a reduction in the applicable credit spread, among other changes.

Subsequent to quarter end, the Company entered into a term loan (the "2027 NBC Loan") with National Bank of Canada (“NBC”) as administrative agent, and certain other lenders. The 2027 NBC Loan has aggregate borrowings of $75 million CAD and is secured by five Canadian properties, four of which were previously included in the borrowing base of the 2024 Credit Facility. The net proceeds from the 2027 NBC Loan were used to pay down the 2024 Credit Facility by approximately $55.1 million USD. The 2027 NBC Loan has a maturity date of March 7, 2027, and carries a floating interest rate that has been fixed using an interest rate swap to a rate of 6.4%.

Managed REIT Platform Update

SmartStop, through an indirect subsidiary, serves as the sponsor of Strategic Storage Growth Trust III, Inc. (“SSGT III”) and Strategic Storage Trust VI, Inc. (“SST VI” and together with SSGT III, the “Managed REITs”). SmartStop receives asset management fees, property management fees, acquisition fees, and other fees and also receives substantially all of the tenant protection program revenue earned by the Managed REITs, which had a combined portfolio of 31 operating properties and approximately 24,500 units and 2.8 million rentable square feet at quarter end. During the quarter, assets under management for the Managed REITs increased by $28.7 million to approximately $729.4 million. SmartStop also manages one additional property, not owned by the Managed REITs.

Additionally, SmartStop has made investments in the Managed REITs in the form of mezzanine loans, notes, subordinated limited partnership interests, and preferred limited partnership interests in the operating partnerships of the respective Managed REITs. During the quarter, SSGT III paid down $1.0 million on the SSGT III Mezzanine Loan.

Declared Distributions

On January 26, 2024, our board of directors declared a distribution rate for the month of February 2024 of approximately $0.0475 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on February 29, 2024. Such distributions payable to each stockholder of record will be paid the following month.

On February 28, 2024, our board of directors declared a distribution rate for the month of March 2024 of approximately $0.0508 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on March 31, 2024. Such distributions payable to each stockholder of record will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Real estate facilities:
Land	$430,868,563	$420,522,591
Buildings	1,401,981,394	1,377,311,421
Site improvements	91,896,415	89,371,633
	1,924,746,372	1,887,205,645
Accumulated depreciation	(255,844,284)	(202,682,688)
	1,668,902,088	1,684,522,957
Construction in process	5,976,946	4,490,926
Real estate facilities, net	1,674,879,034	1,689,013,883
Cash and cash equivalents	45,079,371	39,486,588
Restricted cash	8,347,805	6,551,803
Investments in unconsolidated real estate ventures	35,831,600	28,522,082
Investments in and advances to Managed REITs	34,390,866	62,371,167
Deferred tax assets	4,449,665	—
Other assets, net	21,701,107	34,131,543
Intangible assets, net of accumulated amortization	1,170,100	15,553,303
Trademarks, net of accumulated amortization	15,770,588	15,911,765
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	377,258	2,031,922
Total assets	$1,895,640,725	$1,947,217,387
LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Debt, net	$1,087,401,334	$1,068,371,956
Accounts payable and accrued liabilities	28,977,714	28,151,741
Due to affiliates	415,980	409,730
Distributions payable	9,155,808	9,324,453
Deferred tax liabilities	6,193,675	6,205,620
Total liabilities	1,132,144,511	1,112,463,500
Commitments and contingencies
Redeemable common stock	71,277,195	76,578,073
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively, with aggregate liquidation preferences of $203,150,685 and $203,150,685 at December 31, 2023 and December 31, 2022, respectively	196,356,107	196,356,107
Equity:
SmartStop Self Storage REIT, Inc.:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 88,761,135 and 88,853,454 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	88,762	88,853
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,113,827 and 8,085,550 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	8,114	8,085
Additional paid-in capital	894,856,554	894,283,954
Distributions	(324,190,556)	(266,151,517)
Accumulated deficit	(167,270,293)	(164,524,595)
Accumulated other comprehensive income	847,183	3,654,682
Total SmartStop Self Storage REIT, Inc. equity	404,339,764	467,359,462
Noncontrolling interests in our Operating Partnership	91,488,207	94,405,766
Other noncontrolling interests	34,941	54,479
Total noncontrolling interests	91,523,148	94,460,245
Total equity	495,862,912	561,819,707
Total liabilities, temporary equity and equity	$1,895,640,725	$1,947,217,387

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Self storage rental revenue	$51,037,079	$51,198,370	$206,494,202	$191,749,578
Ancillary operating revenue	2,200,925	2,162,953	8,826,868	8,445,803
Managed REIT Platform revenue	2,791,218	1,941,762	11,906,311	7,819,216
Reimbursable costs from Managed REITs	1,531,927	1,114,011	5,764,363	4,628,497
Total revenues	57,561,149	56,417,096	232,991,744	212,643,094
Operating expenses:
Property operating expenses	16,029,999	15,710,535	65,362,857	58,437,110
Managed REIT Platform expenses	827,418	752,580	3,365,491	2,485,290
Reimbursable costs from Managed REITs	1,531,927	1,114,011	5,764,363	4,628,497
General and administrative	7,455,763	7,139,430	27,451,533	28,253,905
Depreciation	13,561,022	13,262,671	53,636,353	49,417,679
Intangible amortization expense	1,106,666	1,978,063	6,593,853	15,200,854
Acquisition expenses	74,129	107,325	192,358	888,009
Contingent earnout adjustment	—	—	—	1,514,447
Write-off of equity interest and preexisting relationships upon acquisition of control	—	—	—	2,049,682
Total operating expenses	40,586,924	40,064,615	162,366,808	162,875,473
Gain on equity interests upon acquisition	—	—	—	16,101,237
Income from operations	16,974,225	16,352,481	70,624,936	65,868,858
Other income (expense):
Equity in earnings (losses) from Investments in JV Properties	(410,021)	(148,479)	(1,625,135)	(760,005)
Equity in earnings (losses) from Investments in Managed REITs	(379,350)	(282,653)	(1,273,143)	(930,201)
Other, net	752,729	(602,660)	3,128,867	841,401
Interest expense	(16,270,735)	(13,330,885)	(61,804,621)	(41,511,911)
Net loss on extinguishment of debt	—	—	—	(2,393,475)
Income tax (expense) benefit	1,689,232	152,543	2,595,856	554,785
Net income	2,356,080	2,140,347	11,646,760	21,669,452
Net (income) loss attributable to noncontrolling interests	(318,732)	(319,562)	(1,892,458)	(2,847,572)
Less: Distributions to preferred stockholders	(3,150,685)	(3,150,685)	(12,500,000)	(12,500,000)
Net income (loss) attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(1,113,337)	$(1,329,900)	$(2,745,698)	$6,321,880
Net income (loss) per Class A & Class T share – basic	$(0.01)	$(0.01)	$(0.03)	$0.07
Net income (loss) per Class A & Class T share – diluted	$(0.01)	$(0.01)	$(0.03)	$0.07
Weighted average Class A shares outstanding – basic	88,648,501	88,701,852	88,706,340	83,857,222
Weighted average Class A shares outstanding – diluted	88,648,501	88,701,852	88,706,340	83,974,488
Weighted average Class T shares outstanding – basic	8,110,296	8,085,550	8,101,599	8,081,950
Weighted average Class T shares outstanding – diluted	8,110,296	8,085,550	8,101,599	8,081,950

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES NON-GAAP MEASURE –

COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) (attributable to common stockholders)	$(1,113,337)	$(1,329,900)	$(2,745,698)	$6,321,880
Add:
Depreciation of real estate	13,288,508	12,979,960	52,619,881	48,400,073
Amortization of real estate related intangible assets	1,033,828	1,905,164	6,301,682	14,628,068
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	626,442	465,430	2,374,675	1,535,416
Deduct:
Gain on equity interests upon acquisition (1)	—	—	—	(16,101,237)
Adjustment for noncontrolling interests in our Operating Partnership (2)	(1,753,170)	(1,765,123)	(7,164,542)	(5,279,214)
FFO (attributable to common stockholders)	12,082,271	12,255,531	51,385,998	49,504,986
Other Adjustments:
Intangible amortization expense - contracts (3)	72,838	72,899	292,171	572,786
Acquisition expenses (4)	74,129	107,325	192,358	888,009
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	(24,511)	26,504	69,095	149,094
Casualty loss due to hurricane (5)	—	311,326	—	661,326
Contingent earnout adjustment (6)	—	—	—	1,514,447
Write-off of equity interest and preexisting relationships upon acquisition of control	—	—	—	2,049,682
Accretion of fair market value of secured debt	3,231	3,230	12,920	(35,738)
Net loss on extinguishment of debt (7)	—	—	—	2,393,475
Foreign currency and interest rate derivative (gains) losses, net (8)	48,696	806,835	(177,811)	75,030
Offering related expenses (9)	791,918	319,942	791,918	1,802,945
Adjustment of deferred tax liabilities (3)	(1,773,413)	(157,981)	(3,300,688)	(1,073,317)
Sponsor Funding Reduction (10)	33,643	—	33,643	—
Adjustment for noncontrolling interests in our Operating Partnership (2)	90,918	(171,341)	245,470	(1,017,068)
FFO, as adjusted (attributable to common stockholders)	$11,399,720	$13,574,270	$49,545,074	$57,485,657
FFO (attributable to common stockholders)	$12,082,271	$12,255,531	$51,385,998	$49,504,986
Net income attributable to the noncontrolling interests in our Operating Partnership	216,545	246,111	1,313,566	2,536,297
Adjustment for noncontrolling interests in our Operating Partnership(2)	1,753,170	1,765,123	7,164,542	5,279,214
FFO (attributable to common stockholders and OP unit holders)	$14,051,986	$14,266,765	$59,864,106	$57,320,497
FFO, as adjusted (attributable to common stockholders)	$11,399,720	$13,574,270	$49,545,074	$57,485,657
Net income attributable to the noncontrolling interests in our Operating Partnership	216,545	246,111	1,313,566	2,536,297
Adjustment for noncontrolling interests in our Operating Partnership(2)	1,662,252	1,936,464	6,919,072	6,296,282
FFO, as adjusted (attributable to common stockholders and OP unit holders)	$13,278,517	$15,756,845	$57,777,712	$66,318,236

(1) This gain relates to the mark up in fair value of our preexisting equity interests in SSGT II as a result of our acquisition of control in the SSGT II Merger.

(2) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests in our Operating Partnership.

(3) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax assets and liabilities.

(4) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy.

(5) Such casualty losses relate to Hurricane Ian, which occurred in September 2022.

(6) The contingent earnout adjustment represents the adjustment to the fair value during the period of the Class A-2 Units issued in connection with the Self Administration Transaction.

(7) The net loss associated with the extinguishment of debt includes prepayment penalties, defeasance costs, the write-off of unamortized deferred financing fees, and other fees incurred.

(8) This represents the mark-to-market adjustment for our derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term.

(9) Such costs relate to our filing of an S-11 registration statement and our pursuit of a potential offering of our common stock. As this item is non-recurring and not a primary driver in our decision-making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

(10) Pursuant to the Sponsor Funding Agreement, SmartStop funds certain costs of SST VI's share sales, and in return receives Series C Units in SST VI's OP. The excess of the funding over the value of the Series C Units received is accounted for as a reduction of revenue from SST VI over the remaining estimated term of the relationship with SST VI. FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO COMMON STOCKHOLDERS AND OP UNITS OUTSTANDING – DILUTED

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2023	2022	2023	2022
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$12,082,271	$12,255,531	$51,385,998	$49,504,986
Net income attributable to the noncontrolling interests in our Operating Partnership	216,545	246,111	1,313,566	2,536,297
Adjustment for noncontrolling interests in our Operating Partnership (1)	1,753,170	1,765,123	7,164,542	5,279,214
FFO (attributable to common stockholders and OP unit holders)	$14,051,986	$14,266,765	$59,864,106	$57,320,497
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$11,399,720	$13,574,270	$49,545,074	$57,485,657
Net income attributable to the noncontrolling interests in our Operating Partnership	216,545	246,111	1,313,566	2,536,297
Adjustment for noncontrolling interests in our Operating Partnership (1)	1,662,252	1,936,464	6,919,072	6,296,282
FFO, as adjusted (attributable to common stockholders and OP unit holders)	$13,278,517	$15,756,845	$57,777,712	$66,318,236

Weighted average Class A & T shares outstanding – basic	96,758,797	96,787,402	96,807,939	91,939,172
Weighted average OP units outstanding	12,866,508	12,597,034	12,840,007	11,667,696
Weighted average other dilutive securities	561,009	567,910	473,511	510,121
Weighted average shares & OP units outstanding – diluted(2)	110,186,314	109,952,346	110,121,457	104,116,989
FFO, as adjusted per share & OP unit outstanding – diluted	$0.12	$0.14	$0.52	$0.64

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted. This excludes Class A-2 OP Units for the period prior to their conversion into Class A-1 OP Units, which was contingent on growth in assets under management or other contingent events.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - Three Months Ended December 31, 2023 and 2022

The following table sets forth operating data for SmartStop’s same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2022, excluding two other properties) for the three months ended December 31, 2023 and 2022. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2023	2022	% Change	2023	2022 (6)	% Change	2023	2022	% Change
Revenue (1)	$45,583,751	$45,714,254	-0.3%	$5,696,648	$5,724,788	N/M	$51,280,399	$51,439,042	-0.3%
Property operating expenses (2)	13,617,124	13,706,830	-0.7%	2,412,875	2,003,705	N/M	16,029,999	15,710,535	2.0%
Net operating income	$31,966,627	$32,007,424	-0.1%	$3,283,773	$3,721,083	N/M	$35,250,400	$35,728,507	-1.3%
Number of facilities	137	137		17	16		154	153
Rentable square feet (3)	10,397,440	10,366,585		1,506,245	1,428,145		11,903,685	11,794,730
Average physical occupancy (4)	92.4%	93.3%	-0.9%	N/M	N/M		92.2%	92.7%	-0.5%
Annualized rent per occupied square foot (5)	$19.94	$19.86	0.4%	N/M	N/M		$19.67	$19.65	0.1%

N/M Not meaningful

(1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 1,017,000 square feet and 1,016,000 square feet as of December 31, 2023 and 2022, respectively. On a same-store basis, for the same periods, parking represented approximately 949,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue decreased by approximately $0.1 million for the three months ended December 31, 2023 compared to the three months ended December 31, 2022 primarily due to decreased occupancy. The decrease in property operating expenses is primarily attributable to reduced repairs & maintenance expenses.

The following table presents a reconciliation of net income as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Three Months Ended December 31,
	2023	2022
Net income	$2,356,080	$2,140,347
Adjusted to exclude:
Tenant Protection Program revenue (1)	(1,957,605)	(1,922,281)
Managed REIT Platform revenue	(2,791,218)	(1,941,762)
Managed REIT Platform expenses	827,418	752,580
General and administrative	7,455,763	7,139,430
Depreciation	13,561,022	13,262,671
Intangible amortization expense	1,106,666	1,978,063
Acquisition expenses	74,129	107,325
(Earnings) losses from our equity method investments in JV Properties	410,021	148,479
(Earnings) losses from our equity method investments in Managed REITs	379,350	282,653
Other, net	(752,729)	602,660
Interest expense	16,270,735	13,330,885
Income tax expense (benefit)	(1,689,232)	(152,543)
Total net operating income	$35,250,400	$35,728,507

(1) Approximately $1.7 million and $1.7 million of Tenant Protection Program revenue was earned at same store facilities during the three months ended December 31, 2023 and 2022, respectively, with the remaining approximately $0.3 million and $0.2 million earned at non same-store facilities during the years ended December 31, 2023 and 2022, respectively.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - Years Ended December 31, 2023 and 2022

The following table sets forth operating data for SmartStop’s same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2022, excluding two other properties) for the years ended December 31, 2023 and 2022. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2023	2022	% Change	2023	2022 (6)	% Change	2023	2022	% Change
Revenue (1)	$184,821,910	$177,538,989	4.1%	$22,715,134	$15,200,444	N/M	$207,537,044	$192,739,433	7.7%
Property operating expenses (2)	$56,210,181	52,735,903	6.6%	$9,152,676	5,701,207	N/M	65,362,857	58,437,110	11.9%
Net operating income	$128,611,729	$124,803,086	3.1%	$13,562,458	$9,499,237	N/M	$142,174,187	$134,302,323	5.9%
Number of facilities	137	137		17	16		154	153
Rentable square feet (3)	10,397,440	10,366,585		1,506,245	1,428,145		11,903,685	11,794,730
Average physical occupancy (4)	92.9%	94.6%	-1.7%	N/M	N/M		92.1%	94.0%	-1.9%
Annualized rent per occupied square foot (5)	$20.04	$18.87	6.2%	N/M	N/M		$19.77	$18.76	5.4%

N/M Not meaningful

(1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.

(2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

(3) Of the total rentable square feet, parking represented approximately 1,017,000 square feet and 1,016,000 square feet as of December 31, 2023 and 2022, respectively. On a same-store basis, for the same periods, parking represented approximately 949,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $7.3 million for the year ended December 31, 2023 compared to the year ended December 31, 2022 due to higher annualized rent per occupied square foot, slightly offset by decreased occupancy.

The following table presents a reconciliation of net income as presented on SmartStop’s consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Year Ended December 31,
	2023	2022
Net income	$11,646,760	$21,669,452
Adjusted to exclude:
Tenant Protection Program revenue (1)	(7,784,026)	(7,455,948)
Managed REIT Platform revenue	(11,906,311)	(7,819,216)
Managed REIT Platform expenses	3,365,491	2,485,290
General and administrative	27,451,533	28,253,905
Depreciation	53,636,353	49,417,679
Intangible amortization expense	6,593,853	15,200,854
Acquisition expenses	192,358	888,009
Contingent earnout adjustment	—	1,514,447
Write-off of equity interest and preexisting relationships upon acquisition of control	—	2,049,682
Gain on equity interest upon acquisition	—	(16,101,237)
(Earnings) losses from our equity method investments in JV Properties	1,625,135	760,005
(Earnings) losses from our equity method investments in Managed REITs	1,273,143	930,201
Other, net	(3,128,867)	(841,401)
Interest expense	61,804,621	41,511,911
Net loss on extinguishment of debt	—	2,393,475
Income tax expense (benefit)	(2,595,856)	(554,785)
Total net operating income	$142,174,187	$134,302,323

(1) Approximately $6.8 million and $6.8 million of Tenant Protection Program revenue was earned at same store facilities during the years ended December 31, 2023 and 2022, respectively, with the remaining approximately $1.0 million and $0.7 million earned at non same-store facilities during the years ended December 31, 2023 and 2022, respectively.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, adjustments of deferred tax assets and liabilities, realized and unrealized gains/losses on foreign exchange transactions, gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, and other select non-recurring income or expense items which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-K for the year ended December 31, 2023, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop Self Storage REIT, Inc. (“SmartStop”) is a self-managed REIT with a fully integrated operations team of approximately 500 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of March 18, 2024, SmartStop has an owned or managed portfolio of 195 operating properties in 22 states and Canada, comprising approximately 137,500 units and 15.5 million rentable square feet. SmartStop and its affiliates own or manage 34 operating self-storage properties in Canada, which total approximately 29,700 units and 3.1 million rentable square feet.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) disruptions in the economy, including debt and banking markets and foreign currency changes; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) whether we will be successful in the pursuit of our business plan; (iv) whether we will succeed in our investment objectives; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; (vii) difficulties in our ability to attract and retain qualified personnel and management; or (viii) the effect of competition at our self storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof.

Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.